UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 9, 2021

DIVERSIFIED HEALTHCARE TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-15319	04-3445278
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300,Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-796-8350

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	DHC	The Nasdaq Stock Market LLC
5.625% Senior Notes due 2042	DHCNI	The Nasdaq Stock Market LLC
6.25% Senior Notes due 2046	DHCNL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, unless the context indicates otherwise, the terms “we”, “us”, “our” and “the Company” refer to Diversified Healthcare Trust or its applicable subsidiaries, the term “Five Star” refers to Five Star Senior Living Inc. or its applicable subsidiaries, and the term “RMR LLC” refers to The RMR Group LLC.

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on April 9, 2021, we announced that we had agreed to amend our management arrangements with Five Star for our senior living communities that Five Star currently manages for our account. On June 9, 2021, we and Five Star entered into an Amended and Restated Master Management Agreement, or the Master Management Agreement, pursuant to which Five Star will continue to manage 120 of our senior living communities for our account, substantially on the terms previously disclosed. Also as previously disclosed, Five Star has agreed to cooperate with us in transitioning an additional 108 of our senior living communities that Five Star currently manages for our account to other third party operators, which we expect to be completed before year end 2021. Five Star will continue to manage these 108 senior living communities for our account until they are transitioned to other third party operators pursuant to interim management agreements. The Master Management Agreement and interim management agreements amended and restated, and consolidated, our prior management agreements and omnibus agreement with Five Star in their entirety. Also on June 9, 2021, Five Star delivered to us a related Amended and Restated Guaranty Agreement, or the Guaranty, pursuant to which Five Star will continue to guarantee the payment and performance of each of its applicable subsidiary’s obligations under the applicable Five Star management agreements.

In connection with these amendments to our management arrangements with Five Star, also on June 9, 2021, we and RMR LLC entered into that certain Third Amended and Restated Property Management Agreement, or the Property Management Agreement, to, among other things, provide for RMR LLC’s oversight of any major capital projects and repositionings at our senior living communities, including our senior living communities which will continue to be managed by Five Star, as we may request from time to time, and that RMR LLC will receive the same fee previously paid to Five Star for such services, which is equal to 3% of the cost of any such major capital project or repositioning.

The foregoing descriptions of the Master Management Agreement, the Guaranty and the Property Management Agreement are not complete and are subject to and qualified in their entirety by reference to the copies of those agreements which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Warning Concerning Forward-Looking Statements

This Current Report on Form 8-K contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever we use words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements as a result of various factors. For example:

•	We may be unable to identify new operators for the 108 senior living communities to be transitioned from Five Star to other third party operators that we believe are sufficiently qualified or we may be unable to reach agreement with any such operators and some or all of these communities may not be transitioned to new operators before year end 2021 or at all. Further, any agreement we may reach with any such operators may not be on the terms we currently expect or desire, and may not be equal to or more favorable to us than the terms of our current management arrangements with Five Star.

The information contained in our filings with the Securities and Exchange Commission, or the SEC, including under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, identifies other important factors that could cause our actual results to differ materially from those stated in or implied by our forward-looking statements. Our filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon forward-looking statements.

Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amended and Restated Master Management Agreement, dated as of June 9, 2021, among the Company and certain of its subsidiaries, and Five Star and certain of its subsidiaries. (Filed herewith.)

10.2	Amended and Restated Guaranty Agreement, dated as of June 9, 2021, by Five Star for the benefit of certain subsidiaries of the Company. (Filed herewith.)

10.3	Third Amended and Restated Property Management Agreement, dated as of June 9, 2021, between the Company and RMR LLC. (Filed herewith.)

104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSIFIED HEALTHCARE TRUST

By:	/s/ Richard W. Siedel, Jr.
Name:	Richard W. Siedel, Jr.
Title:	Chief Financial Officer and Treasurer

Dated: June 9, 2021

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